UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2013, Howard Bank, the operating subsidiary of Howard Bancorp, Inc., entered into a Branch Purchase and Assumption Agreement with Cecil Bank, pursuant to which Howard Bank will purchase Cecil Bank’s existing branch location at 3 West Bel Air Avenue, Aberdeen, Maryland.  Pursuant to the agreement, Howard Bank will acquire a minimum of $37,960,000 in loans and $37,900,000 in deposits.  Howard Bank will pay Cecil Bank a premium of 5% on non-interest bearing accounts and 4% on all other transaction accounts.

Closing of the branch sale is subject to customary closing conditions, including receipt of all necessary regulatory approvals.

A copy of agreement is filed as Exhibit 10.19 hereto and a copy of the press release announcing the execution of the agreement is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.19	Branch Purchase and Assumption Agreement between Cecil Bank and Howard Bank dated March 28, 2013

99.1	Press release dated April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

	By:	/s/ Mary Ann Scully
Name: Mary Ann Scully
Date: April 1, 2013		Title: President, Chief Executive Officer and Chairman
Of the Board